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                          CERTIFICATE OF INCORPORATION

                                       OF

                             ERLANGER LAND CO., INC.

                  THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                  FIRST: The name of the corporation is Erlanger Land Co., Inc. (hereinafter the "Corporation")

                  SECOND: Its registered office is to be located at 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, State of Delaware, 19901. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

                  THIRD: To engage in any act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is one thousand (1,000) shares of common stock, all of which shall have a par value of $.01 each.

                  FIFTH: The name and mailing address of the incorporator is:

                                    Concetta N. Golden
                                    JWP Inc.
                                    2975 Westchester Avenue
                                    Purchase, New York  10677

                  SIXTH: The By-Laws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide.

                  SEVENTH: The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.
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                  EIGHTH: The Corporation shall to the full extent permitted by
Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time, eliminate or limit the personal monetary liabilities of the directors of the Corporation.

                  NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                  IN WITNESS WHEREOF, the undersigned being the sole incorporator of the above-named corporation, has hereto signed this Certificate of Incorporation, this 24th day of January, 1992.


                                         /s/ Concetta N. Golden
                                         --------------------------------------
                                         Concetta N. Golden, Sole Incorporator